                                                                   EXHIBIT 10.19

      CONFIDENTIAL TREATMENT                                       REDACTED FOR
      ----------------------
            REQUESTED                                           CONFIDENTIALITY
            ---------
The astericked portions of this document have been omitted and are filed separately with the
     Securities and Exchange Commission



                       SERVICE AND DISTRIBUTION AGREEMENT


     This SERVICE AND DISTRIBUTION AGREEMENT is entered into as of this 14th day of June, 1999 (the "Effective Date") by and between VICINITY CORPORATION, a
                    --------------
California corporation with its principal offices at 1135A San Antonio Road, Palo Alto, California ("Vicinity"), and INKTOMI CORPORATION, a Delaware
                        --------
corporation with its principal offices at 1900 South Norfolk Street, San Mateo, California ("Inktomi").
             -------

                                   RECITALS:
                                   --------

     WHEREAS, Vicinity provides e-retail location-specific database and promotion services to corporate clients and world wide web sites, and Inktomi provides database searching and shopping engine services to corporate clients and world wide web sites; and

     WHEREAS, the parties desire to integrate certain of Vicinity's proprietary services with Inktomi's shopping engine services to enhance the Inktomi service.

                                   AGREEMENT:
                                   ---------

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

                                   SECTION 1
                                  DEFINITIONS
                                  -----------

     For purposes of this Agreement the following terms shall have the meanings set forth below:

     1.1  "Premium Business Finder Service" means the service offered by
           -------------------------------
Vicinity in which Business Finder Customers may pay Vicinity to receive premium placement of its corporate name and/or products in result sets generated in response to certain key words and/or synonyms.

     1.2  "Business Finder Customers" means the customers of Vicinity that are
           -------------------------
licensed under separate agreements to use Vicinity's "Business Finder" service.

     1.3  "Inktomi Shopping Engine" means the service offered by Inktomi to its
           -----------------------
customers that provides End Users the ability to search a comparative shopping database that aggregates information on products and merchants.

     1.4  "Vicinity Content Engine" means Vicinity's system of hardware,
           -----------------------
software and connectivity that delivers content, including the Vicinity Shopping Content in response to requests and/or queries.

     1.5  "Vicinity Shopping Content" means the data to be provided to the
           -------------------------
Inktomi Shopping Engine by Vicinity through operation of the Vicinity Content Engine as described in Schedule A hereto.
                       ----------

     1.6  "Vicinity Services" means the service operated by Vicinity in which
           -----------------
Vicinity uses the Vicinity Content Engine to deliver, among other information, Vicinity Shopping Content to its customers.

     1.7  "End User"  means users who access the Inktomi Shopping Engine for
           --------
their own use, and not for resale or retransmission.

     1.8  "Premium Yellow Pages Listings Service" means the service provided by
           -------------------------------------
Vicinity in which one or more RBOCs pay Vicinity to receive premium placement for certain corporate name and/or products in result sets generated in response to certain key words and/or synonyms.

     1.9  "RBOC" means a Regional Bell Operating Company or similar telephone
           ----
company that maintains a file of directory listings in a specific region, portions of, or all of the United States.

     1.10 "Inktomi Customers" means a customer of Inktomi which is licensed to
           -----------------
use the Inktomi Shopping Engine.

     1.11 "Inktomi Customer Web Sites" means  Internet world wide web sites
           --------------------------
that Inktomi Customers have developed and operate which incorporate the Inktomi Shopping Engine.

     1.12 "Intellectual Property Rights" means any patent, copyright,
           ----------------------------
trademark, trade secret, trade dress, mask work, moral right, right of attribution or integrity or other intellectual or industrial property rights or proprietary rights arising under the laws of any jurisdiction (including, without limitation, all claims and causes of action for infringement, misappropriation or violation thereof and all rights in any registrations and renewals).

     1.13 "Prio"  means Prio, Inc., a California corporation that provides
           ----
services that enables its customers to offer and track promotions offered to consumers on-line that can be exercised in off-line transactions.

                                   SECTION 2
             PROVISION OF SERVICES, LICENSE GRANT AND DELIVERABLES
             -----------------------------------------------------

     2.1  Provision of Services, Performance and Support. Vicinity shall, in the
          ----------------------------------------------
manner set forth on Schedule B operate the Vicinity Content Engine to deliver
                    ----------
the Vicinity Shopping Content in response to requests from the Inktomi Shopping Engine. Vicinity shall operate the Vicinity Content Engine and provide the Vicinity Shopping Content in a professional manner and otherwise in accordance with the performance criteria set forth on Schedule B. Vicinity, at its sole
                                           ----------
cost and expense, shall provide all hardware, software, server capacity and connectivity necessary to operate the Vicinity Content Engine and provide the Vicinity Shopping Content as required under this Agreement.

     2.2  License to Vicinity Shopping Content. Subject to the terms and
          ------------------------------------
conditions of this Agreement, Vicinity hereby grants to Inktomi, a worldwide, non-exclusive, non-transferable license to access the Vicinity Content Engine to retrieve Vicinity Shopping Content, to be integrated with the Inktomi Shopping Engine and provided to Inktomi Customers for display on Inktomi Customer Web Sites only over the Internet or Intranet applications, to End Users. Inktomi shall only be authorized to provide the Vicinity Shopping Content to Inktomi Customers for display on Inktomi Customer Web Sites as described in the preceding sentence, and shall not use the Vicinity Shopping Content provided by Vicinity to provide any other services or for any other purpose. Except as necessary to exercise its rights under this Agreement, Inktomi shall have no right to sublicense the rights granted by Vicinity under this Section 2.2.

     2.3  Proprietary Notices.  Inktomi agrees that all Vicinity Shopping
          -------------------
Content distributed by Inktomi and/or Inktomi Customers shall include the copyright notices and other proprietary legends of Vicinity and any third party suppliers in the manner required by Vicinity as described in Schedule C, as such
                                                             ----------
Schedule may be reasonably amended from time to time by Vicinity to conform to the notice requirements of its third party content supplier and licensor agreements. Inktomi shall not, and shall use its commercially reasonable efforts to cause Inktomi Customers not to, remove, efface or obscure any copyright notices or other proprietary notices or legends from any content or materials provided hereunder.

     2.4  Vicinity Ownership. Vicinity and its licensors shall retain all right,
          ------------------
title and interest, including all Intellectual Property Rights, in and to the Vicinity Content Engine, Vicinity Shopping Content, and any Vicinity materials or software provided hereunder. Except as expressly granted in this Section 2, Inktomi receives no right, title or interest to the Vicinity Content Engine, Vicinity Shopping Content, or any Vicinity materials or software.

     2.5  Inktomi Ownership. Inktomi shall retain all right, title and interest,
          ------------------
including all Intellectual Property Rights, in and to the Inktomi Shopping Engine and any Inktomi materials or software provided hereunder. Except as expressly granted in this Section 2, Vicinity receives no right, title or interest to the Inktomi Shopping Engine or any Inktomi materials or software.

     2.6  Feedback and Statistics.  Each party shall retain full rights to any
          -----------------------
information collected by such party concerning usage of the services and content provided by such party hereunder. In addition, each party shall provide to the other party such feedback, information, and data regarding the Inktomi Shopping Engine, and Vicinity Shopping Content including, without limitation, all corrections, updates and new information regarding the Vicinity Shopping Content, as reasonably requested from time to time.

     2.7  User Interface.  Subject to the provisions of Section 2.3 and
          ---------------
Schedule A, Vicinity hereby agrees to allow Inktomi and Inktomi Customers to
----------
design and maintain control over the look and feel of any page displaying the Vicinity Shopping Content.

     2.8  Support and Maintenance.  Vicinity shall provide second level
          -----------------------
technical support services to Inktomi regarding the operation of the Vicinity Content Engine and the retrieval of the Vicinity Shopping Content. Such support services will be provided in accordance with the support specifications specified on Schedule B.
             ----------

                                   SECTION 3
                          LICENSE FEES; REVENUE SPLITS
                          ----------------------------

     3.1  Payment Upon Execution. On the Effective Date, Vicinity shall invoice
          ----------------------
Inktomi in the amount of ************* representing a non-refundable data loading and set-up fee to be paid by Inktomi, which amount shall be credited against amounts otherwise payable from Inktomi to Vicinity hereunder.

     3.2  Revenue Splits - Web Hits.  On at least a monthly basis during the
          -------------------------
term of this Agreement, Vicinity shall prepare and deliver to Inktomi a report in electronic form detailing the number of times that data from the Premium Yellow Pages Listing Service and/or Premium Business Finder

Service have been displayed in connection with a Inktomi Shopping Engine query. On at least a monthly basis during the term of this Agreement, Vicinity will invoice its RBOC and Business Finder Customers for such exposures as appropriate, and within thirty (30) days of receipt of such payments will remit the appropriate revenue shares to Inktomi as set forth in Schedule A.
                                                          ----------

     3.3  Revenue Splits - Participation Fees.  On at least a monthly basis
          -----------------------------------
during the term of this Agreement, Vicinity will prepare and deliver to Inktomi a report in electronic form setting forth (i) the number of Business Finder Customers that have paid for Premium Business Finder Service within the Inktomi Shopping Engine and the amounts payable to Inktomi by Vicinity with respect to such premiums, (ii) the type and amount of fees payable to Inktomi by Vicinity for offline transactions tracked by Prio which result from End User utilization of the Inktomi Shopping Engine, and (iii) the number of new Business Finder Customers signed by Vicinity which result from a referral from Inktomi and the amounts payable to Inktomi by Vicinity with respect to such customers. On at least a monthly basis during the term of this Agreement, Vicinity will invoice the appropriate persons for such services, and within thirty (30) days of receipt of such payments will remit the appropriate revenue shares to Inktomi as set forth in Schedule A. On at least a monthly basis during the term of this
             ----------
Agreement, Inktomi will prepare and deliver to Vicinity a report in electronic form indicating the number and identity of Inktomi Customers that have agreed to obtain the Vicinity Shopping Content with the Inktomi Shopping Engine (provided however that Vicinity may not disclose to any third party that Inktomi has entered into a business arrangement with any particular Inktomi Customer unless such business arrangement has been previously publicly announced). In addition, Inktomi shall, as provided on Schedule A: (a) prepare and deliver to Vicinity
                              ----------
in electronic form including the amounts payable to Vicinity by Inktomi from Inktomi Customers choosing to display Vicinity Shopping Content and (b) invoice such Inktomi Customers for such services, as appropriate, and within thirty (30) days of receipt of such payments will remit the appropriate revenue shares to Vicinity as set forth in Schedule A.
                         ----------

     3.4  Audit.  The parties shall maintain complete and accurate accounting
          -----
records, in accordance with sound accounting practices, to support and document usage fees and revenue splits payable in connection with this Agreement. Such records shall be retained for a period of at least two (2) years after the amounts which relate to such records have been accrued. Each party shall, upon written request from the other party, provide access to such records to an independent auditor chosen by the auditing party for the purposes of audit, provided that a party may not request an audit more than two (2) times during any twelve (12) month period. If any such audit discloses a shortfall in payment of more than five percent (5%) for any month, the audited party agrees to pay or reimburse the auditing party for the expenses of such audit, and pay such shortfall.

     3.5  Taxes.  Each party acknowledges and agrees that it shall be the
          -----
obligation of such party to report income and commissions received by such party hereunder to all appropriate taxing entities, and each party hereby agrees to reimburse, indemnify and hold the other party free and harmless from any obligation imposed by law on such party to withhold taxes or related charges from such payments.

     3.6  Expenses.  Except as expressly provided herein, each party shall
          --------
bear its own expenses with respect to the fulfillment of its obligations set forth under this Agreement.

                                   SECTION 4
                                  WARRANTIES
                                  ----------

     4.1  Vicinity Limited Warranty.  Vicinity represents, warrants and
          -------------------------
covenants to Inktomi that, during the term of this Agreement: (i) Vicinity has the power and authority to enter into this Agreement; (ii) the Vicinity Shopping Content and Vicinity Content Engine will perform in accordance with

Vicinity's specifications as set forth in this Agreement, and (iii) the Vicinity Content Engine and Vicinity Shopping Content does now or will in the future infringe upon or violate any: (a) third party patent in the United States, or any other Intellectual Property Right including without limitation copyright or trademark or other proprietary right of any third party; or (b) applicable law, regulation, or non-proprietary third-party right. Vicinity does not warrant that the Vicinity Content Engine or the Vicinity Shopping Content will be error-free or will operate without interruption. Notwithstanding any other provision of this Agreement to the contrary, in the event Vicinity is at any time is not in compliance with any of the warranties specified above, Vicinity shall use its best commercial efforts to correct the problem and comply with the warranty as promptly as possible, and in any event no later than thirty (30) days following receipt of written notice of default from Inktomi. If Vicinity fails to come into compliance within this thirty (30) time period, then Vicinity shall be considered to be in material breach of the warranty and this Agreement. In such event, in additional to all other rights and remedies available to Inktomi at law or in equity, Inktomi shall have the right to terminate this Agreement.

     4.2  Vicinity Warranty Disclaimer.  VICINITY HEREBY DISCLAIMS ALL OTHER
          ----------------------------
WARRANTIES TO INKTOMI OR ITS CUSTOMERS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE VICINITY SERVICES AND/OR CONTENT, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

     4.3  Inktomi Limited Warranty.  Inktomi represents, warrants and
          ------------------------
covenants to Vicinity that Inktomi has the power and authority to enter into this Agreement.

     4.4  Inktomi Warranty Disclaimer.  INKTOMI HEREBY DISCLAIMS ALL OTHER
          ---------------------------
WARRANTIES TO VICINITY OR ITS CUSTOMERS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE INKTOMI SERVICES AND/OR ANY CONTENT THEREOF, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

                                  SECTION 5
                       VICINITY TRADEMARKS AND MARKETING
                       ---------------------------------

     5.1  Vicinity Trademarks.  Inktomi acknowledges that the symbols,
          -------------------
trademarks and service marks adopted by Vicinity or its suppliers to identify the Vicinity Shopping Content, as set forth in Schedule C (the "Trademarks"),
                                               ----------       ----------
belong to Vicinity and its suppliers and licensors and that Inktomi shall have no rights in the Trademarks except as expressly set forth herein. Vicinity confirms that it has sufficient ownership and/or rights to use the Trademarks and to authorize Inktomi and Inktomi Customers to display the Trademarks as required under Section 2.3.

                                   SECTION 6
                                   INDEMNITY
                                   ---------

     6.1  Vicinity Indemnity.  Vicinity shall defend and indemnify Inktomi and
          ------------------
its affiliates (including their respective employees, directors, and representatives) and the successors and assigns of any of the foregoing (collectively, the "Inktomi Parties") against any third party claims (actual and
                    ---------------
alleged), actions, or suits and any resulting settlements, damages awarded and costs (including reasonable attorney's fees and other reasonable litigation expenses) incurred by any Inktomi Party arising out of (i) any breach of any representation, warranty or covenant of this Agreement, or (ii) any infringement of any third party patent in the United States, or the violation of any other third party Intellectual Property Right including without limitation copyright or trademark infringement, dilution, trade secrets and unfair competition which results from Inktomi's or Inktomi Customers' use, within the scope of this Agreement, of the Vicinity Content Engine and/or Vicinity Shopping Content. Vicinity shall not be obligated to pay any damages relating to any such claim until such claim has been finally adjudicated or settled without right of further appeal. Vicinity's obligations under this Section 6.1 shall be subject to Inktomi: (a) promptly notifying Vicinity of the claim or action giving rise to the indemnity; (b) providing Vicinity with sole control and authority over the defense of such action or claim and all related settlement negotiations; and (c) providing Vicinity with reasonable cooperation and assistance to defend and/or settle any such claim or action. Vicinity shall not be responsible for indemnifying Inktomi with respect to costs incurred, or amounts paid in any settlement, unless Vicinity approved such costs or settlements in advance. An Inktomi Party shall have the right to fully participate, at its own expense, with counsel of its own choosing, in the defense and/or settlement of the claim or action.

          (a)  Limitation.  Notwithstanding the foregoing, Vicinity assumes no
               ----------
liability arising from or related to (i) the combination of the Vicinity Content Engine and/or Vicinity Shopping Content with other products not provided by Vicinity except as authorized in this Agreement, if such infringement would have been avoided without such combination, (ii) the modification of the Vicinity Shopping Content (excluding reordering of such content), or (iii) failure by Inktomi or its employees or agents to take all reasonable actions to prevent or mitigate losses, damages, costs and expenses.

          (b)  Remedies.  In the event that the Vicinity Content Engine or
               --------
Vicinity Shopping Content infringe, or if Vicinity believes are likely to infringe, any Intellectual Property of a third party, Inktomi agrees to permit Vicinity or a third party at Vicinity's expense and option, to (i) procure for Inktomi the right to continue using the Vicinity Shopping Content; (ii) replace or modify the Vicinity Content Engine and/or Vicinity Shopping Content in such a way that it is non-infringing; or if (i) and (ii) are not commercially reasonable (iii) terminate this Agreement, with such termination considered a termination for breach by Vicinity pursuant to Section 7.2(a).

     6.2  Inktomi Indemnity.  Inktomi shall defend and indemnify Vicinity and
          -----------------
its affiliates (including their respective employees, directors, and representatives) and the successors and assigns of any of the foregoing (collectively, the "Vicinity Parties") against any third party claims (actual
                    ----------------
and alleged), actions, or suits and any resulting settlements, damages awarded and costs (including reasonable attorney's fees and other reasonable litigation expenses) incurred by any Vicinity Party arising out of (i) any breach of any representation, warranty or covenant of this Agreement, or (ii) relating to the shopping services provided by Inktomi to Inktomi Customers through the Inktomi Shopping Engine (other than claims based upon the Vicinity Shopping Content). Inktomi shall not be obligated to pay any damages relating to any such claim until such claim has been finally adjudicated or settled without right of further appeal. Inktomi's obligations under this Section 6.2 shall be subject to Vicinity: (a) promptly notifying Inktomi of the claim or action giving rise to the indemnity; (b) providing Inktomi with sole control and authority over the defense of such action or claim and all related settlement negotiations; and (c) providing Inktomi with reasonable cooperation and assistance to defend and/or settle any such claim or action. Inktomi shall not be responsible for indemnifying Vicinity with respect to costs incurred, or amounts paid in any settlement, unless Inktomi approved such costs or settlements in advance. A Vicinity Party shall have the right to fully participate, at its own expense, with counsel of its own choosing, in the defense and/or settlement of the claim or action.

          (a)  Limitation.  Notwithstanding the foregoing, Inktomi assumes no
               ----------
liability arising from or related to (i) the combination of the Inktomi Shopping Engine with other products not provided by Inktomi except as authorized in this Agreement, if such infringement would have been avoided without such combination, (ii) the modification of the Inktomi's proprietary services, or
(iii) failure by

Vicinity or its employees or agents to take all reasonable actions to prevent or mitigate losses, damages, costs and expenses.

                                   SECTION 7
                              TERM AND TERMINATION
                              --------------------

     7.1  Term. This Agreement shall commence on the Effective Date and shall
          -----
continue for a period of one (1) year following the date of the first commercial display by an Inktomi Customer of the Vicinity Shopping Content. The Agreement shall automatically renew for successive one year terms unless either party gives notice of its intent not to renew at least ninety (90) days prior to the expiration of the then current term.

     7.2  Termination
          -----------

          (a)  Breach.  If:  (i) subject to Section 7.4 (which Section 7.4 shall
               ------
take precedence over this Section 7.2(a) if they are inconsistent), Inktomi breaches one or more of its material obligations under this Agreement; or (ii) Vicinity breaches one or more of its material obligations under this Agreement; which in either case is not cured for a period of thirty (30) days after written notice of default is given to it by the defaulting party, the other party may terminate this Agreement upon written notice of termination given to the defaulting party.

          (b)  Insolvency.  Either party may terminate and cancel this Agreement
               ----------
immediately by notice to the other if:

               (1)  the other ceases to carry on its business;

               (2) a receiver or similar officer is appointed for the other and is not discharged within thirty (30) days;

               (3) the other becomes insolvent, admits in writing its inability to pay debts as they mature, is adjudicated bankrupt, or makes an assignment for the benefit or its creditors or another arrangement of similar import; or

               (4) proceedings under bankruptcy or insolvency laws are commenced by or against the other and are not dismissed within (30) days.

          (c)  By Inktomi. Inktomi may terminate this Agreement upon ninety (90)
               ----------
days prior written notice if Vicinity merges or consolidates with a third party in a transaction (i) in which Vicinity is not the surviving party and/or all or substantially all the assets relating to the services provided under this Agreement are sold to a third party and (ii) at the time of such transaction,
                                    ---
the surviving party or third party to whom such assets are sold offers services to third parties that Inktomi reasonably considers to be directly competitive with the Inktomi Shopping Engine.

     7.3  Effect of Termination.  Upon expiration or termination of this
          ---------------------
Agreement, and on or prior to the end of any transition period for the services provided for in this Section 7.3 below: (i) the rights and licenses granted to the parties pursuant to this Agreement shall automatically terminate; (ii) each party shall ship to the other, within thirty (30) days, all tangible items in its possession which are proprietary to the other; and (iii) each party shall cease to use all Intellectual Property of the other party. All amounts accrued under this Agreement shall immediately become due and payable. Upon termination of this Agreement for any reason, Vicinity will continue to provide the services hereunder to

Inktomi for up to a 90-day transition period to allow Inktomi to secure alternative services, and the terms and conditions existing at the time of such termination (other than the payment provisions contained in Section 3.2 and Section 3.3) shall continue in full force and effect for such transition period. Inktomi shall pay Vicinity a fee of $100,000 for each 30-day period in which Inktomi utilizes the transition services, unless Inktomi has terminated this Agreement pursuant to Section 7.2(a) due to breach by Vicinity in which case there shall be no fee payable.

     7.4  Remedies.  The parties acknowledge and agree that Inktomi will
          --------
contract with the Inktomi Customers with respect to the provision and availability of the Vicinity Content Engine and the Vicinity Shopping Content and that it would be injurious to Inktomi for Vicinity to interrupt the provision and availability of the Vicinity Content Engine and the Vicinity Shopping Content hereunder. Accordingly, except as provided below, no breach of this Agreement by Inktomi shall entitle Vicinity to terminate or rescind this Agreement prior to the end of the then current term of this Agreement, it being agreed that Vicinity's sole remedy in the event of such a breach shall be an action for damages; provided, however, that the provisions of this Section shall not (i) prohibit Vicinity from seeking an injunction with respect to any violation of Vicinity's Intellectual Property Rights so long as such injunctive relief shall not result in any termination of the provision and availability of the Vicinity Content Engine and the Vicinity Shopping Content hereunder or prevent the provision of an Inktomi service, including the Inktomi Shopping Engine, in compliance with the terms of this Agreement by Inktomi or any Inktomi Customer or (ii) apply to a breach by Inktomi under Sections 3.1 or 10.7 hereof. Notwithstanding the foregoing, Vicinity shall have the right to suspend its provision of services under this Agreement if (a) Inktomi or any Inktomi Customer shall be in violation of Section 2.3 hereof; provided, that in the case of an Inktomi Customer in violation of Section 2.3, Vicinity shall be entitled to suspend its services only with respect to such Inktomi Customer or (b) Inktomi fails to pay any amounts due under Section 3.3 for a period in excess of thirty (30) days after receiving notice from Vicinity that such payment is past due; provided, however, that upon correction of the violation referred to in clause (a) above reasonably satisfactory to Vicinity or of payment by Inktomi of such amounts owed under clause (b) above, Vicinity shall immediately resume providing services under this Agreement.

     7.5  Survival.  The provisions of Sections 2.4 (Vicinity Ownership), 2.5
          --------
(Inktomi Ownership), 3.4 (Audit); 6 (Indemnity), 8 (Confidentiality), 9 (Limitation of Liability) and 10 (Miscellaneous) shall survive the termination or cancellation of this Agreement for any reason.

                                   SECTION 8
                                CONFIDENTIALITY
                                ---------------

     8.1  Definition. As used herein, "Confidential Information" means any
          ----------                   ------------------------
non-public information of either party, including but not limited to information related to the Vicinity Content Engine, Vicinity Shopping Content, the Inktomi Shopping Engine, technical or business information relating to inventions, products, research and development, costs, profit, margins, employee skills or salaries, finances, customers, marketing, operations or business plans, and any other information identified by either party as proprietary or confidential. Each party shall retain sole and exclusive ownership, right, title and interest in and to all of its Confidential Information.

     8.2  Maintaining Confidentiality.
          ---------------------------

          (a) Obligations.  Should either party disclose to the other any of
              -----------
such party's Confidential Information (the "Disclosing Party"), the party
                                            ----------------
receiving the Confidential Information (the "Receiving Party") shall maintain
                                             ---------------
the Confidential Information in confidence, shall use at least the same degree of care to maintain the secrecy of the Confidential Information as it uses in maintaining the secrecy of its own proprietary, confidential and trade secret information, shall always use at least a reasonable degree of care in maintaining the secrecy of the Confidential Information, shall use the Confidential Information only for the purpose of performing its obligations under this Agreement and exercising its rights under this Agreement unless otherwise agreed in writing by the Disclosing Party, and shall deliver to the Disclosing Party, in accordance with any request from the Disclosing Party, all copies, notes, packages, diagrams, computer memory media and all other materials containing any portion of the Disclosing Party's Confidential Information which reasonably is not required by the Receiving Party to perform its obligations under and/or to exercise its rights under this Agreement. No Receiving Party shall disclose any Disclosing Party's Confidential Information to any person except those of the Receiving Party's employees and consultants having a need to know in order to accomplish the purposes and intent of this Agreement, and shall ensure that each such employee and consultant has signed a confidentiality agreement covering the Confidential Information of the Disclosing Party.

          (b) Exceptions.  A Receiving Party shall not have any obligation with
              ----------
respect to any portion of Confidential Information of the Disclosing Party which
(i) was known to the Receiving Party prior to receipt from the Disclosing Party,
(ii) is lawfully obtained by the Receiving Party from a third party under no obligation of confidentiality, (iii) is independently developed by the Receiving Party without use of the Confidential Information of the Disclosing Party, (iv) is or becomes publicly available other than as a result of any act or failure to act of the Receiving Party or (v) is disclosed pursuant to subpoena, as a matter of law or other legal process, provided that the Disclosing Party is given prior notice of such disclosure.

     8.3  Injunctive Relief. The parties acknowledge that: (i) the
          -----------------
restrictions and obligations contained in this Section 8 are reasonable and necessary to protect each party's legitimate interests; (ii) in the event of a violation of these restrictions, remedies at law may be inadequate and such violation may cause irreparable damages to the Disclosing Party within a short period of time; and (iii) the Disclosing Party will be entitled to seek injunctive relief against each and every violation without the necessity of posting a bond.

     8.4  Source Code Protections.  Neither party shall not under any
          -----------------------
circumstance attempt, or knowingly permit others to attempt, to decompile, decipher, disassemble, reverse engineer or otherwise determine any source code related of each other's services.

                                   SECTION 9
                            LIMITATION OF LIABILITY
                            -----------------------

     IN NO EVENT SHALL EITHER PARTY'S LIABILITY ARISING OUT OF THIS AGREEMENT OR THE TERMINATION OF THIS AGREEMENT EXCEED THE NET REVENUE RECORDED BY EACH PARTY, RESPECTIVELY, PURSUANT TO AND DURING THE PREVIOUS 12 MONTHS OF THIS AGREEMENT. IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING OUT OF THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOSS OF ANTICIPATED PROFITS, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

                                   SECTION 10
                                 MISCELLANEOUS
                                 -------------

     2.1  Confidentiality of Agreement.  Both Vicinity and Inktomi agree that
          ----------------------------
the terms and conditions of this Agreement shall be treated as confidential information and that no reference to the terms and conditions of this Agreement or to activities pertaining thereto can be made in any form without the prior written consent of the other party; provided, however, that the general
                                    --------  -------
existence of this Agreement shall not be treated as confidential information and that either party may disclose the terms and conditions of this Agreement:

               (A)  as required by any court or other governmental body;

               (B)  as otherwise required by law;

               (C)  to legal counsel of the parties;

               (D) in confidence, to accountants, banks, proposed investors, and financing sources and their advisors;

               (E) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or

               (F) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like.

     10.2 GeoSearch.  Inktomi hereby agrees to work with Vicinity to implement
          ---------
Vicinity's proprietary GeoSearch services for existing customers of Inktomi that request such Vicinity services. In addition, the parties agree to continue to discuss in good faith the potential integration of Vicinity's GeoSearch services with Inktomi's proprietary searching technology.

     10.3 Assignment. Neither party may assign its rights or delegate its
          ----------
obligations under this Agreement without the other party's written consent, except to the surviving entity in a merger or consolidation in which it participates or to a purchaser of all or substantially all of its assets, so long as such surviving entity or purchaser shall expressly assume in writing the performance of all of the terms of this Agreement.

     10.4 Force Majeure.   Except for the payment of any monies due under this
          -------------
Agreement, nonperformance of either party shall be excused, and any performance date shall be extended, to the extent that performance is rendered impossible by strike, fire, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence of the non-performing party (each a "Force Majeure Event").
 -------------------

     10.5 Notices.  All notices, requests, consents and other communications
          -------
hereunder shall be in writing and delivered personally, by recognized international courier (such as DHL or Federal Express) or by facsimile (with facsimiles to be promptly confirmed in writing). All such written communications delivered by courier shall be delivered to the parties hereto at their respective addresses as set forth on the first page of this Agreement, subject to the right of either party to change its address by delivering written notice to the other. Such notices shall be deemed to be effective upon three
(3) business days following the date of deposit of such written notice with the courier or upon receipt if by facsimile or personal delivery.

     10.6  Governing Law. This Agreement shall be governed in all respects by
           -------------
the substantive laws of the State of California (excluding conflict of laws rules) as applied to agreements entered into and to be performed entirely within the State of California between California residents.

     10.7  Dispute Resolution. The parties will act in good faith and use
           ------------------
commercially reasonable efforts to promptly resolve any claim, dispute, claim, controversy or disagreement (each a "Dispute") between the parties or any of
                                     -------
their respective subsidiaries, affiliates, successors and assigns under or related to this Agreement or any document executed pursuant to this Agreement or any of the transactions contemplated hereby. All Disputes except for those relating to Intellectual Property Rights shall be settled by the following procedures: Either party may send the other written notice identifying the matter in dispute and involving the procedures of this Section. Within ten (10) days after such written notice is given, one or more principals of each party shall meet at the offices of Latham & Watkins, 135 Commonwealth Drive, Menlo Park, CA 94010 (or at such other location as shall be mutually agreed), for the purpose of determining whether they can resolve the dispute themselves by written agreement, and, if not, whether they can agree upon a third-party impartial arbitrator (the "Arbitrator") to whom to submit the matter in dispute
                           ----------
for final and binding arbitration. If the parties fail to resolve the dispute by written agreement or agree on the Arbitrator within twenty (20) days after such written notice is given, either party may make written application to the Judicial Arbitration and Mediation Services ("JAMS"), Two Embarcadero Center,
                                              ----
Suite 1100, San Francisco, California 94111 for the appointment of a single Arbitrator to resolve the dispute by arbitration and at the request of JAMS, the parties shall meet with JAMS at its offices or confer with JAMS by telephone within three (3) calendar days of such request to discuss the dispute and the qualifications and experience which each party respectively believes the Arbitrator should have; provided, however, that the selection of the Arbitrator shall be the exclusive decision of JAMS and shall be made within ten (10) days of the written application to JAMS provided, further, that the Arbitrator may not have any preexisting, direct or indirect relationship with any party to the dispute. Each party hereto expressly consents to, and waives any future objection to, such forum and arbitration procedures. Within thirty (30) days of the selection of the Arbitrator, the parties shall meet in San Francisco, California with such Arbitrator at a place and time designated by the Arbitrator after consultation with the parties and present their respective positions on the dispute. Each party shall have no longer than one day to present its position, the entire proceedings before the Arbitrator shall be on no more than three consecutive days, and the award shall be made in writing no more than thirty (30) days following the end of the proceeding. Such award shall be a final and binding determination of the dispute and shall be fully enforceable as an arbitration award in any court having jurisdiction and venue over the parties. The prevailing party (as determined by the Arbitrator) shall in addition be awarded by the Arbitrator such party's own attorneys' fees and expenses in connection with such proceeding. The non-prevailing party (as determined by the Arbitrator) shall pay the Arbitrator's fees and expenses. The Arbitrator shall not have the authority to award punitive damages. Adherence to this dispute resolution process shall not limit the right of the parties hereto to obtain any provisional remedy, including, without limitation, injunctive or similar relief, from any court of competent jurisdiction as may be necessary to protect their respective rights and interests pending arbitration. The Federal Arbitration Act, 9 U.S.C. Secs. 1-16, and not state law, will govern the arbitration of all Disputes. The parties agree that the existence, conduct and content of any arbitration will be kept confidential and no party will disclose to any person any information about such arbitration, except as may be required by law or by any governmental authority or for financial reporting purposes in each party's financial statements.

     10.8  Severability.  Any term or provision of this Agreement held to be
           ------------
illegal or unenforceable shall, if possible, be interpreted so as to be construed as valid, but in any event the validity or enforceability of the remainder hereof shall not be affected.

     10.9   Export Regulations.  Inktomi understands that Vicinity is subject to
            ------------------
regulation by agencies of the U.S. government, including the U.S. Department of Commerce, which prohibit export or diversion of certain technical products to certain countries. Inktomi warrants that it will comply in all respects with the export and re-export restrictions applicable to the technology and documentation licensed hereunder.

     10.10  Waiver.  The waiver of, or failure to enforce, any breach or default
            ------
hereunder shall not constitute the waiver of any other or subsequent breach or default.

     10.11  Entire Agreement.  This Agreement, along with the Schedules attached
            ----------------
hereto which are incorporated herein by reference, sets forth the entire Agreement between the parties and supersedes any and all prior proposals, agreements, and representations between them, whether written or oral. This Agreement may be changed only by mutual agreement of the parties in writing.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by duly authorized officers or representatives as of the Effective Date.


VICINITY CORPORATION                    INKTOMI CORPORATION


By:  ______________________________     By:  ______________________________
     Name:                                   Name:
     Title                                   Title:

                                  SCHEDULE A

            VICINITY SHOPPING CONTENT; REVENUE SPLITS; EXCLUSIVITY


Vicinity Shopping Content
-------------------------

     Subject to the terms and conditions of this Agreement, Vicinity will provide the following Vicinity Shopping Content to Inktomi to be integrated as part of Inktomi's Shopping Engine:

     1.   Standard Yellow Pages Business Information.  Vicinity will provide its
          ------------------------------------------
          Standard Yellow Pages business information which information will be delivered by Vicinity to Inktomi for integration into the Inktomi Shopping Engine. Vicinity will host, geocode and serve Standard Yellow Pages business information from Vicinity servers, to be used only within the Inktomi Shopping Engine and not as a standalone yellow pages offering.

     2.   Premium Yellow Pages Listings.  Vicinity may integrate this data
          -----------------------------
          provided by participating RBOC's into the consumer information display on the Inktomi Shopping Engine. If RBOC data is integrated with the Inktomi Shopping Engine, Vicinity will load, geocode and index the RBOC data which shall reside solely on servers owned and controlled by Vicinity and/or the associated RBOC. The logo associated with each RBOC shall be provided in association with the display of such RBOC's data on each Inktomi Shopping Engine results page that displays one or more listings.

     3.   Corporate Brand and Product Information. Vicinity may integrate data
          ---------------------------------------
          provided by Business Finder Customers to Vicinity, including any Prio services associated with a particular Business Finder Customer such as targeted discount and promotional programs, into the consumer information display on the Inktomi Shopping Engine. Vicinity may sell premium placement and synonym matches to Corporate Brands for display in the Inktomi Shopping Engine.

Vicinity will integrate maps and driving directions with the Vicinity Shopping Content hosted by Vicinity and returned to an End User as results to an Inktomi Shopping Engine request.

Vicinity will deliver the Vicinity Shopping Content and Inktomi shall present the Vicinity Shopping Content in a manner that corresponds with any premium paid by any party for placement or priority within the Inktomi Shopping Engine.

Revenue Splits
--------------

Revenue splits associated with the Inktomi Shopping Engine are as follows:

----------------------------------------------------------------------------------------------------------
      Source of Revenue        % Split of Usage Revenue to Vicinity   % Split of Usage Revenue to Inktomi
----------------------------------------------------------------------------------------------------------
Display of data from Premium                   N/A                   ******** for serving Premium Yellow
Yellow Pages Services on                                             Pages listings (from participating
Inktomi Customer's Web Site.                                         RBOC's) where available in addition
                                                                     to Standard Yellow Pages Listings
----------------------------------------------------------------------------------------------------------
Display of data from Premium   **** of the fees and/or revenue       **** of the fees and/or revenue
Business Finder Services on    collected by Vicinity                 collected by Vicinity
Inktomi Customer's Web Site.
----------------------------------------------------------------------------------------------------------
Offline transactions tracked   **** of revenue collected for         **** of revenue collected for
by Prio (or other similar      offline transactions tracked by       offline transactions tracked by Prio
service providing for the      Prio (or other similar service        (or other similar service providing
monetization of offline        providing for the monetization of     for the monetization of offline
transactions) that             offline transactions)                 transactions)
originate within Inktomi
Shopping Engine
----------------------------------------------------------------------------------------------------------
Ad revenue share from the      **** of ad revenue collected from     **** of ad revenue collected from
display of ads on Web Pages    Inktomi Customers associated with     Inktomi Customers associated with
that display data from         their participation in the Inktomi    their participation in the Inktomi
Vicinity Services*             Shopping Engine program*              Shopping Engine program*
----------------------------------------------------------------------------------------------------------
Referral fees for new                          N/A                   **** of first year license fees and
Business Finder Customers                                            revenue associated with the referral
                                                                     of new Business Finder Customers
                                                                     which results in sale of Business
                                                                     Finder Services
----------------------------------------------------------------------------------------------------------

___________________________

* With respect to ad revenue collected from Inktomi Customers associated with the display of ads on Web Pages that display data from Vicinity Services, the parties acknowledge that there currently exists no cost effective methodology for tracking such revenue. Accordingly, the parties hereby agree to work together in good faith at regular six month intervals (beginning on the six month anniversary of the Effective Date) to (i) review estimates prepared by Vicinity of the amount of ad revenue that would be payable to Vicinity as provided in the above table, (ii) if such estimates can reasonably be demonstrated to be in excess of $10,000 per month, then the parties will work together in good faith to develop a reasonable and cost effective manner of tracking or estimating such ad revenue and (iii) provided that such tracking or estimating procedure is established and reasonably agreed to by the parties, Inktomi shall thereafter make such payments to Vicinity as required under Section 3.3.

Inktomi shall use commercially reasonable efforts but shall not be obligated to cause each of the Inktomi Customers to accept all of the Vicinity Shopping Content made available hereunder. Inktomi shall not be obligated to compel Inktomi Customers to display the Vicinity Shopping Content in any particular manner. Inktomi acknowledges that fees will be paid hereunder only for that Vicinity Shopping Content that is provided to End Users.

Exclusivity
-----------

Vicinity agrees that for a period of twelve (12) months following the date of the first commercial display by an Inktomi Customer of the Vicinity Shopping Content, it will not provide data obtained by Vicinity directly from Vicinity's Business Finder Customers to ***************** for the purpose of utilizing such data for use with an e-retail shopping engine that would compete with the Inktomi Shopping Engine

                                  SCHEDULE B

                          PERFORMANCE SPECIFICATIONS


System Architecture
-------------------

The fundamental architectural model for Vicinity services is that of a general purpose template processor which handles user events, controls program flow, and which calls component sub-servers (e.g. the Yellow Pages Server) to handle all content-specific transactions. The sub-servers handle service requests as socket-based stateless transaction processors. Since the engine and the various sub-servers are all continuously running as daemon processes, it is not necessary to start-up any processes in order to handle a request. The Connection Server allows the number of processes to be adjusted dynamically in response to system load as well as graceful recovery from the occasional system error. This socket architecture allows maximum flexibility of resource deployment across multiple networked machines.


Location of Data; Updates
-------------------------

Standard Yellow Pages Business Information resides on Vicinity hosted servers at Vicinity's Santa Clara data facility. Standard Yellow Pages Business Information will be updated as soon as commercially reasonable upon receipt of updates from Vicinity's content partners. Updates are scheduled to occur on a quarterly basis.

Data from participating RBOC's are located on a server as specified by the participating RBOC. Upon receiving a query from an end user of the Inktomi Shopping Engine, a Vicinity server shall access and retrieve the applicable RBOC data via an API call or directly from a dedicated server hosting the RBOC data, and integrate the RBOC data with the Shopping Channel results. Premium Yellow Page Listing information will be updated as soon as commercially reasonable upon receipt of updates by Vicinity from the participating RBOC. Updates are scheduled to be updated whenever the participating RBOCs determine in their sole discretion that such updates are necessary.

Business Finder Customer data resides on Vicinity hosted servers at Vicinity's Santa Clara data facility. Business Finder Customer information will be updated as soon as commercially reasonable (usually within one hour) upon receipt of updates, if any, from Business Finder Customers.


Performance
-----------

Where Vicinity Shopping Content is to be provided from Vicinity servers, (i) Vicinity will provide at its sole expense all necessary hardware, software, and network capacity to allow for a 7 day a week, 24 hour a day, on-line, redundant service for access to the Vicinity Content Engine and Vicinity Shopping Content; and (ii) when averaged over any 30 day period against a typical mix of user traffic the Vicinity Web servers will fulfill search and data requests as follows:

     .    Map/Routing Requests:  within ************
     .    Complex, multi-step or multi-database searches:  within *************
     .    All other searches: within **************;

and; (iii) when averaged over any thirty (30) minute period against a typical mix of user traffic, the Vicinity Web servers will fulfill search and data requests as follows:

     .    Map/Routing Requests:  within ************
     .    Complex, multi-step or multi-database searches:  within *************
     .    All other searches: within *************;

provided, however, that Vicinity shall be considered to be out of compliance with the query response time performance standard set forth in clause (iii) above only if Vicinity fails to achieve the standard ten or more times during any consecutive seven (7) day period.

Promptly following the Effective Date, Inktomi and Vicinity will meet in good faith to establish an additional query response time performance standard based on the complete transmission of all data which is responsive to a particular search query.

The Vicinity Content Engine and Vicinity Shopping Content will be available ****** of the time measured on a monthly basis. Such availability rate shall be measured at the Vicinity network/web interface and shall exclude interruptions caused by Force Majeure Events. This time is measured at the Inktomi front end, provided a suitable direct link is maintained between the Inktomi and Vicinity servers, such link to be at Inktomi's expense.

There is no specific level of traffic or maximum number of connections contemplated in this Agreement; however, Inktomi will use reasonable commercial efforts to inform Vicinity of expected data traffic over successive 6-month periods to assist Vicinity's capacity planning.

Vicinity agrees to map its brand/product/company database entities and Yellow Pages categories to Inktomi's taxonomy and to provide written input periodically to Inktomi so that Inktomi may adjust its own taxonomy to make best use of this data. Vicinity will provide a working draft of its mapping to Inktomi within 2 weeks following the Effective Date and will produce a final version within 4 weeks following the Effective Date. Inktomi expects to alter its taxonomy approximately every 45 days, and Vicinity agrees to reflect such changes in its taxonomy mapping promptly. Further, as Vicinity adds new relevant Business Finder Customers, Vicinity agrees to include them appropriately in its taxonomy and mapping.

Vicinity will provide occasional "Product Roadmap" information relating to Vicinity planned developments that Vicinity deems relevant to this project, to assist Inktomi in its planning.

Vicinity will provide all necessary documentation, phone, fax and email support for the implementation referenced herein.


Support and Maintenance
-----------------------

For any service level issues or problems arising with the Vicinity Services during the term of the Agreement, the parties shall refer to the Severity Levels as set forth below. Note: Level II response only applies to calls that require more information provided by Level II prior to a call back from Level I.

                                SEVERITY LEVELS

SEVERITIY LEVEL 1
A major product-related issue, which severely impacts the customer's business.

Examples                                          Response/Resolution maximums
 .    System down                                  .    Initial call back to client is 1 hour (Level I)
 .    Network down                                 .    Level II response is  1/2 hour
 .    System password expired                      .    Resolution goal is 2 hours

SEVERITY LEVEL 2
A major system module or function inaccessible or inoperable with no known work around

Examples                                          Response/Resolution maximums
 .    On-line system down                          .    Initial call back to client is 3 hours (Level I)
 .    Table problems                               .    Level II response is 1.5 hours
 .    Module not working                           .    Resolution goal is 1 day
 .    Financial reports
 .    Immediate research request
 .    Corrupt or inaccurate data

SEVERITY LEVEL 3
A major function for which a known work around exists or a known software problem

Examples                                          Response/Resolution maximums
 .    Report problems                              .    Initial call back to client is 5 hours (Level I)
 .    Program problem scheduled to be fixed        .    Level II response is 2.5 hours
     in a future release
                                                  .    Resolution goal is 2 business days
 .    Program problem for which a known
     work around exists

SEVERITY LEVEL 4
Informational Request

Examples                                          Response/Resolution maximums
 .    Questions                                    .    Initial response is 2 days (Level I)
 .    Training issues (operational)                .    Level II response is 1 day
 .    Advice seeking/configuration questions       .    Resolution goal is 5 business days
 .    Maintenance/Contract issues
 .    Cosmetic program problems
 .    Research requests
 .    Open windows

SEVERITY LEVEL 5
Informational Request

Examples                                          Response/Resolution maximums
 .    Schedule training                            .    Initial call back to client is 3 days (Level I)
 .    Documentation issues                         .    Level II response is 1.5 days

 .    Sakes/new product issues                     .    Resolution goal is 5 business days
 .    Request for credit
 .    Install/implementation
 .    Research requests
 .     Enhancement requests

For emergency assistance (Severity Level 1 or 2), the procedure is as follows:

If access to the Vicinity Services has failed partially or completely, Inktomi should access the following url: spyder.vicinity.com/vicpage, enter username: vicpage, and enter password: problem. Inktomi is prompted to enter a telephone number and will receive a return call promptly. If Inktomi receives no response within ten minutes, Inktomi shall refer to the Operations Pager Schedule Rotation list and contact a Vicinity contact via pager in the order presented in the table below. If a number is left on that person's pager and he/she doesn't acknowledge the page within ten minutes, the next person on the list may be contacted. Keep moving down the list until you do reach someone who acknowledges that they are taking care of the problem. If no response is received, Inktomi should call a Vicinity contact in the order presented in the table below.

Name/Email                    Phone/Fax                        Pager              Cell Phone         Home Phone
-----------------------------------------------------------------------------------------------------------------
Ali Daniell                   603-448-7040
ali@vicinity.com              603-448-2360
----------------------------
-----------------------------------------------------------------------------------------------------------------
Bernie duBreuil               603-448-7040
bernie@vicinity.com           603-448-2360
----------------------------
-----------------------------------------------------------------------------------------------------------------
Susanna Silvas                650-237-0311
susanna@vicinity.com          650-237-0305
-----------------------------------------------------------------------------------------------------------------
Aaron Turner                  650-237-0311
aturner@vicinity.com          650-237-0305                     *alpha pager
----------------------------
-----------------------------------------------------------------------------------------------------------------
Scott Young                   650-237-0311
scotty@vicinity.com           650-237-0305
----------------------------
-----------------------------------------------------------------------------------------------------------------

*alpha pager is 4155721411.1147652@pagenet.net

If Vicinity determines that the failed access is due to Inktomi or a third party, Vicinity's obligation to meet the deadlines as set forth in the detailed description of Severity Levels shall be contingent upon the responsiveness of Inktomi or the third party.

                                  SCHEDULE C

                      TRADEMARKS AND PROPRIETARY NOTICES


The bottom of each web page that displays any Vicinity content must have the following hyper-linked copyright notice: "Powered by Vicinity Corporation." The notice must hyperlink to a web page that displays the Vicinity URL `www.vicinity.com'. The bottom of each web page that displays any business listing data must have the following hyper-linked copyright notice: "Data provided by Metromail Corporation". Each map rendering which contains data from or derived from Geographic Data Technology supplied data will display the following copyright notice: "Map Data, GDT, Inc. (C) 1999." Each driving directions display that uses Navigation Technologies data shall include the following notice conspicuously displayed within the image: "(C) 1999 NavTech" and "NAVTECH ON BOARD" trademark and logo. The bottom of each web page that displays a Canadian map image shall include the following notice: "(C) 1999 Desktop Mapping Technologies Inc." The bottom of each web page that displays a Vicinity Services shall include the following notice: "Contents copyright (C) 1999 Vicinity Corporation. All rights reserved. Use subject to license." The word `license' shall be hyperlink to a web page that displays the current public end user internet license. This end user license is subject to change at any time. Customer may choose to link to a Vicinity URL which will display the required, current Vicinity end user license. The Vicinity end user license URL will be provided upon request. Alternatively, Customer may set the Vicinity end user license URL to a URL of their own choosing, provided that Customer displays the current public end user internet license. In the event that the end user license is changed, Vicinity will notify Customer immediately of such change and provide Customer with the most current end user license. Customer is required to update the end user license within one working day (24 hours) of notification of change by Vicinity.